Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-227127) on Form S-3 and related Prospectus of Lantronix, Inc. of our report dated August 23, 2018, relating to the consolidated financial statements of Lantronix, Inc. appearing in the Annual Report on Form 10-K of Lantronix, Inc. for the year ended June 30, 2018.

We also consent to the reference to our firm under the heading "Experts” in such Prospectus.

/s/ SQUAR MILNER LLP

Newport Beach, California

September 10, 2018